UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 10, 2019

ZOSANO PHARMA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-36570	45-4488360
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

34790 Ardentech Court

Fremont, CA 94555

(Address of principal executive offices) (Zip Code)

(510) 745-1200

(Registrant’s telephone number, include area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value	ZSAN	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed, on October 7, 2019, Zosano Pharma Corporation (the “Company”) informed The Nasdaq Stock Market LLC (“Nasdaq”) that as a result of Troy Wilson’s resignation from the Company’s Board of Directors (the “Board”) and the Audit Committee of the Board (the “Audit Committee”), effective October 5, 2019, the Company was not in compliance with Nasdaq Listing Rule 5605(c)(2), which requires the Company’s Audit Committee to be composed of at least three independent directors. In accordance with Nasdaq Listing Rule 5605(c)(4), the Company has a cure period to regain compliance with Nasdaq Listing Rule 5605(c)(2).

On October 10, 2019, the Board appointed Kenneth Greathouse, a current member of the Board, effective immediately, to serve as a member of the Audit Committee. Accordingly, the Company is in compliance with Nasdaq Listing Rule 5605(c)(2).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 10, 2019	ZOSANO PHARMA CORPORATION

	By:	/s/ Gregory Kitchener
Name: Gregory Kitchener
Title: Chief Financial Officer